SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report:  September 30, 2004
(Date of earliest event reported)

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

(Exact name of registrant as specified in the charter)

Delaware	0-28559	36-4408076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 South Wacker Drive, Suite 1200, Chicago, IL 60606

(Address of Principal Executive Offices)

(312) 660-5000

(Registrant’s telephone number including area code)

233 South Wacker Drive, Suite 600, Chicago, IL 60606

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.            OTHER EVENTS

As previously disclosed, on August 4, 2004, Universal Access Global Holdings Inc. (UAXSQ.PK) (the “Company”) and four affiliates filed a voluntary petition for relief under Chapter 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Illinois.  A complete listing of all motions filed in the bankruptcy case may be accessed through the United States Bankruptcy Court for the Northern District of Illinois pacer system (https://ecf.ilnb.uscourts.gov/) using case number 04-B28747.  The Company remains in possession of its assets and properties and continues to operate its businesses as a “debtor-in-possession” pursuant to Section 1107(a) and 1108 of the Bankruptcy Code.

Additionally, as previously disclosed, on August 16, 2004, the Company’s independent auditor, PricewaterhouseCoopers L.L.P., resigned from serving as the Company’s independent auditor.  Because the Company is conserving its limited cash resources and is attempting to reduce expenses, the Company has decided not to engage a new independent auditor at this time and, therefore, will be unable to comply with its annual and periodic obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, the Company does not intend to continue filing annual and periodic reports under the Exchange Act.  In lieu of filing its annual and periodic reports under the Exchange Act, the Company plans to file its monthly operating reports filed with the Bankruptcy Court (the “Bankruptcy Reports”).  Accordingly, the Company is filing its Bankruptcy Report for the period of August 4, 2004 to August 31, 2004, which was filed with the Bankruptcy Court on September 15, 2004.

In addition, if material events occur in the future, the Company will endeavor to report such events to its stockholders in a reasonably practical manner.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description

99.1	Operating Report for the period of August 4, 2004 to August 31, 2004, filed with the U.S. Bankruptcy Court for the Northern District of Illinois on September 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 1, 2004

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

/s/ Randall R. Lay

Randall R. Lay, Chief Executive Officer